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RAIT INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2003 NET INCOME UP 32% OVER 2002


PHILADELPHIA, PA -- APRIL 24, 2003 --

FIRST QUARTER HIGHLIGHTS

      - Net income of $12.4 million for the three months ended March 31, 2003 represents a 32% increase over the three months ended March 31, 2002 net income of $9.4 million.

      - Net income per common share diluted for the three months ended March 31, 2003 increased 3.3% to $0.62 based on 20.1 million weighted average common shares diluted from $0.60 for the three months ended March 31, 2002 based on 15.7 million weighted average common shares diluted.

      - Revenues of $20.6 million for the three months ended March 31, 2003 represents a 28% increase over the three months ended March 31, 2002 revenues of $16.1 million.

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the mid-sized commercial real estate market, reported net income for the three months ended March 31, 2003 of $12.4 million, or $0.62 per common share diluted based on 20.1 million weighted average common shares diluted, as compared to $9.4 million, or $0.60 per common share diluted based on 15.7 million weighted average common shares diluted, for the three months ended March 31, 2002.

Revenues for the three months ended March 31, 2003 were $20.6 million as compared to $16.1 million for the three months ended March 31, 2002.

BALANCE SHEET SUMMARY
As of March 31, 2003, RAIT's total assets were $442.7 million (including $292.7 million of investments in real estate loans and $110.9 million of investments in real estate). As of December 31, 2002, RAIT's total assets were $438.9 million (including $258.9 million of investments in real estate loans and $139.5 million of investments in real estate). As of March 31, 2003, RAIT's indebtedness secured by real estate was $97.1 million and there was no aggregate balance outstanding under RAIT's secured lines of credit. As of December 31, 2002 RAIT's indebtedness secured by real estate was $114.6 million and the aggregate amount outstanding under RAIT's secured lines of credit totaled $30.2 million. RAIT's total shareholders' equity was $330.1 million at March 31, 2003 and $277.6 million at December 31, 2002. Total common shares outstanding were 20,839,472 at March 31, 2003 and 18,803,471 at December 31, 2002.

DIVIDEND SUMMARY
On March 21, 2003, RAIT announced a first quarter dividend of $0.62 per share (payable on April 16, 2003 to shareholders of record on April 3, 2003). This dividend represents an annualized yield of 10.9% based on the April 23, 2003 closing stock price of $22.68. Including this first quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.51 per share during each of the past nineteen quarters.

CONFERENCE CALL WEBCAST
Interested parties can access the LIVE webcast of RAIT's Quarterly Earnings Conference Call at 12:00 PM EST on Friday, April 25, 2003 by clicking on the Webcast link on RAIT's homepage at www.raitinvestmenttrust.com. The webcast will be archived
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on the RAIT website for four weeks and can be accessed telephonically until midnight on Friday, May 2, 2003 by dialing 1-800-428-6051, access code 289244.

ABOUT RAIT INVESTMENT TRUST
RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT's distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of RAIT's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled "Risk Factors" and the Form 10-K for the year ended December 31, 2002. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT INVESTMENT TRUST CONTACT
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com
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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (unaudited)

                                                        For the three months
                                                           ended March 31,
                                                    ----------------------------
                                                       2003            2002
                                                    ------------   -------------
REVENUES
Interest income                                     $ 8,540,657    $  8,091,844
Rental income                                         6,846,335       6,663,244
Fee income and other                                    532,180         338,044
Investment income                                     2,356,871         106,123
Gain on sale of loan                                         --         947,974
Gain on sale of property interest                     2,372,220              --
                                                    -----------    ------------
         Total revenues                              20,648,263      16,147,230

COSTS AND EXPENSES
Interest                                              2,217,996       2,146,602
Property operating expenses                           3,801,344       2,879,244
Salaries and related benefits                           704,186         453,591
General and administrative                              549,744         313,046
Depreciation and amortization                           977,379         854,520
                                                    -----------    ------------
Total costs and expenses                              8,250,649       6,647,003
                                                    -----------    ------------

Net income before minority interest                  12,397,614       9,500,227
Minority interest                                        40,098         (70,983)
                                                    -----------    ------------
Net income                                          $12,437,712    $  9,429,244
                                                    ===========    ============

Earnings per share basic:

Net income per common share basic before
minority interest                                   $       .62    $        .61
Minority interest                                            --              --
                                                    -----------    ------------
Net income per common share basic                   $       .62    $        .61
                                                    ===========    ============

Weighted average common shares basic                 19,970,949      15,556,698
                                                    ===========    ============

Earnings per share diluted:

Net income per common share diluted before
minority interest                                   $       .62    $        .61
Minority Interest                                            --            (.01)
                                                    -----------    ------------
Net income per common share diluted                 $       .62    $        .60
                                                    ===========    ============

Weighted average common shares diluted               20,085,278      15,696,777
                                                    ===========    ============